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                         CONSENT AND AMENDMENT LETTER

                                March 27, 1997

Fairfield Manufacturing Company, Inc.
U.S. Route 52 South
Lafayette, Indiana  47903

Attn:  Richard Bush
       Chief Financial Officer

Ladies and Gentlemen:

           A. Preamble. We refer to that certain Loan Agreement, dated as of July 7, 1993 (as amended, the "Loan Agreement"), between you and the undersigned, General Electric Capital Corporation, as Agent and sole Lender. Capitalized terms used herein and not defined herein have the meanings assigned to them in the Loan Agreement.

           You have advised us that pursuant to a Merger Agreement ("Merger Agreement") to be entered into between you and First Colony Farms, Inc., a Delaware corporation ("First Colony") and a Certificate of Merger ("Certificate of Merger") to be filed with the Secretary of State of Delaware, you and First Colony wish to merge with you being the surviving corporation of the Merger (the "Merger") (the Merger Agreement and the Certificate of Merger collectively, the "Merger Documents").

           B. Consent. Without our prior written consent as sole Lender, the Merger would be prohibited by Section 6.2 of the Loan Agreement and would result in Events of Default under Sections 9.1(c) and 9.1(n) thereof. We hereby consent to the consummation of the Merger and agree that Events of Default shall not be deemed to exist under Sections 9.1(c) and 9.1(n) of the Loan Agreement solely as a result of the consummation of the Merger to the satisfaction, on or prior

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to April 15, 1997, of the following conditions precedent:

      1. You shall have provided to us evidence satisfactory to us showing that prior to the consummation of the Merger First Colony has no liabilities or indebtedness and that immediately following consummation of the Merger you shall not have any liabilities or indebtedness (including contingent liabilities) in excess of your present liabilities and indebtedness, and one of your Senior Officers shall have so certified to us in writing.

      2. You shall have provided to us (a) copies of all certificates and opinions required to be delivered in connection with the Merger pursuant to the Senior Subordinated Note Indenture and the Certificate of Designation pertaining to the New Preferred Stock, all of which shall be in form and substance satisfactory to us; (b) a certificate of your chief financial officer covering the matters set forth in the officer's certificate to be delivered to the trustee under the Senior Subordinated Note Indenture pursuant to Section 801(a) of the Senior Subordinated Note Indenture and (c) an opinion of your counsel that the Merger does not violate the terms of the Senior Subordinated Note Indenture or the Certificates of Designation pertaining to the New Preferred Stock, or a reliance letter as to the opinions to that effect that your counsel will deliver under the Senior Subordinated Note Indenture and the Certificate of Designation, all of which shall be in form and substance satisfactory to us.

      3. You shall have obtained all consents or approvals of any Governmental Agency, party to any Contractual Obligation with you or other person required in connection with the consummation of the Merger (other than our consents and agreements set forth herein), and one of your Senior Officers shall have so certified to us.

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      4.   After giving effect to the consummation of the Merger and the consents and agreements set forth herein, no default or event of default shall exist under any of your Contractual Obligations, and one of your Senior Officers shall have so certified to us.

      5. The Merger Documents shall be in form and substance satisfactory to us.

      6. You shall have delivered to us copies of the resolutions of your and First Colony's respective boards of directors and shareholders approving the Merger, certified to be true, correct and complete by your and First Colony's respective Secretaries or assistant secretaries.

      7. At the time of consummation of the Merger and after giving effect thereto and to the consents and agreements set forth herein, no Default or Event of Default shall have occurred and be continuing.

           The consent set forth herein shall become void and of no further force and effect on April 15, 1997 unless on or prior to such date each of the conditions precedent set forth above has been satisfied and the Merger has been consummated.

           C. Amendment. Effective upon satisfaction of all of the conditions precedent set forth in Section B above and consummation of the Merger, the Loan Agreement shall be deemed to be amended in the following manner:

           The definition of Consolidated Fixed Charges set forth in Section 1.1 of the Loan Agreement shall be amended by adding at the end of clause
           (d) thereof (before the word "plus") a comma followed by the phrase "whether or not characterized as a dividend under GAAP".

           D. Covenants. In order to induce the undersigned to consent to the Merger, you hereby agree that (a) within fifteen (15) days after the date hereof, Lancer shall pledge


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and deliver to us, pursuant to the Lancer Pledge Agreement all shares of your common stock issued to it pursuant to Section 1.5(a) of the Merger Agreement, accompanied by stock powers executed in blank and (b) within ten (10) days after we so request, you shall execute and deliver to us such amendments to UCC financing statements previously delivered by you and additional UCC financing statements as we shall deem necessary or appropriate to evidence the continued perfection of our liens on the Collateral.

           E. Miscellaneous. The consent set forth herein is limited to the matters expressly set forth herein and shall not be deemed to be a consent to any other matter prohibited by the Loan Agreement or a waiver of any other provision of the Loan Agreement. As amended pursuant to Section C hereof, all provisions of the Loan Agreement shall continue in full force and effect.


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     Please countersign in the space provided below to acknowledge your concurrence with the foregoing.

                                      Sincerely yours,



                                      General Electric Capital
                                      Corporation,
                                      as Agent and Lender


                                      By:   /s/  ELAINE S. MOORE
                                          -----------------------------
                                          Elaine L. Moore
                                          Senior Vice President-
                                          Commercial Finance



Acknowledged and agreed:

Fairfield Manufacturing
Company, Inc.


By:    /s/  RICHARD A. BUSH
   ---------------------------
   Richard A. Bush
   Vice President-Finance